THIRD AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

(Joseph M. Redling)

THIS THIRD AMENDMENT, dated as of June 30, 2009 (the "Third Amendment"), is between NutriSystem, Inc., a Delaware corporation (the "Company"), and Joseph M. Redling (the "Executive").

RECITALS

WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated August 6, 2007, as amended April 7, 2008 and December 29, 2008 (the "Employment Agreement"), that sets forth the terms and conditions of the Executive's employment with the Company;

WHEREAS, the Executive is entitled to receive a Minimum Bonus (as defined in the Employment Agreement) for the fiscal year ending December 31, 2009, in cash in an amount equal to 100% of the Executive's Salary (as defined in the Employment Agreement);

WHEREAS, the Company and Executive desire to amend the Employment Agreement to grant the Executive restricted stock in lieu of the Minimum Bonus for the fiscal year ending December 31, 2009;

WHEREAS, Section 14 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to a written amendment executed between the Executive and the Company.

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, agree that the Employment Agreement is amended as follows:

A. Stock Grant in Lieu of 2009 Minimum Bonus. The Minimum Bonus for the fiscal year ending December 31, 2009 is hereby eliminated, and in lieu thereof the Executive shall receive, on the date of this Third Amendment, a restricted stock grant of 66,712 shares in accordance with the terms and conditions set forth in the Stock Award Agreement attached hereto as Appendix A. This restricted stock grant shall vest in three tranches of 50%, 25% and 25%, respectively, on the first, second and third anniversaries of the date of grant as set forth in Appendix A; provided that the Executive is employed by the Company on each such vesting date. In furtherance of the foregoing, Section 4 of the Employment Agreement is hereby amended in part to delete the Company's requirement to pay the Executive the Minimum Bonus for the fiscal year ending December 31, 2009.

B. Confidential Information, Non-Competition and Non-Solicitation. The Grantee affirms his obligations under the original Nondisclosure and Noncompete Agreement for Management Employees signed at the commencement of employment.

C. Effect on Employment Agreement. In all respects not modified by this Amendment, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and the Executive agree to the terms of the foregoing Third Amendment, effective as of the date first written above.

EXECUTIVE NUTRISYSTEM, INC.

/s/ Joseph M. Redling___ By: /s/ David D. Clark

Joseph M. Redling Authorized Officer